UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2010

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events.

On January 30, 2010, Valassis Communications, Inc. (“Valassis”) issued a press release announcing that it has reached an agreement to settle its outstanding lawsuits against News America Marketing (“NAM”), a division of News Corporation. The settlement discussions were overseen by the Honorable Judge Arthur Tarnow of the United States District Court, Eastern District of Michigan. Under the terms of the settlement, NAM will pay Valassis $500 million and will also enter into a 10-year shared mail distribution agreement with Valassis Direct Mail, a Valassis subsidiary. In addition, the judge will issue a permanent injunction related to certain business practices at issue in the lawsuits. The parties are in the process of finalizing the settlement agreement and the shared mail distribution agreement. Further, the permanent injunction has not yet been issued by the Court.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Valassis Communications, Inc., dated January 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

Date: February 1, 2010	By:	/s/ Todd Wiseley
	Name:	Todd Wiseley
	Title:	General Counsel, Senior Vice President, Administration and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of Valassis Communications, Inc., dated January 30, 2010.